EXHIBIT 3.1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             FMC TECHNOLOGIES, INC.


            FMC TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

            1. The name of the Corporation is "FMC Technologies, Inc." The Corporation was originally incorporated under the name "FMC Technologies, Inc.", and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 13, 2000.

            2. This Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware. Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly adopted by the Board of Directors and the sole stockholder of the Corporation.

            3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of this Corporation.

            4. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I

            The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                             FMC Technologies, Inc.

                                   ARTICLE II

            The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

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                                  ARTICLE III

            The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        Section 1. The Corporation shall be authorized to issue 207,000,000 shares of capital stock, of which 195,000,000 shares shall be shares of Common Stock, $0.01 par value ("Common Stock"), and 12,000,000 shares shall be shares of Preferred Stock, $0.01 par value ("Preferred Stock").

        Section 2. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized by resolution or resolutions to fix the voting powers, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

        Section 3. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, power and preferences of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                                   ARTICLE V

        Section 1. In anticipation of the possibility (i) that the Corporation will not be a wholly-owned subsidiary of FMC Corporation and that FMC Corporation may be a majority or significant stockholder of the Corporation,
(ii) that the officers and/or directors of the Corporation may also serve as officers and/or directors of FMC Corporation, (iii) that the Corporation and FMC Corporation may engage in the same or similar activities or lines of


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business and have an interest in the same areas of corporate opportunities, and
(iv) in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with FMC Corporation (including possible service of officers and directors of FMC Corporation as officers and directors of the Corporation), the provisions of this Article V are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation as they may involve FMC Corporation and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

        Section 2. Except as may be otherwise provided in a written agreement between the Corporation and FMC Corporation, FMC Corporation shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither FMC Corporation nor any officer or director thereof (except as provided in Section 3 of this Article V) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of FMC Corporation. In the event that FMC Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both FMC Corporation and the Corporation, FMC Corporation shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that FMC Corporation pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

        Section 3. In the event that a director or officer of the Corporation who is also a director or officer of FMC Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and FMC Corporation, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:


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   (a)  a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of FMC Corporation, shall belong to the Corporation;

   (b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of FMC Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to FMC Corporation; and

   (c) a corporate opportunity offered to any person who is an officer of both the Corporation and FMC Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation, and otherwise shall belong to FMC Corporation.

        Section 4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.

        Section 5. For purposes of this Article V only:

        (a) A director of the Corporation who is Chairman of the Board of Directors or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Amended and Restated By-Laws ("By-Laws") of the Corporation), unless such person is an employee of the Corporation; and

        (b) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term "FMC Corporation" shall mean FMC Corporation, a Delaware corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which FMC Corporation beneficially owns


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(directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

        Section 6. Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article V shall terminate, expire and have no further force and effect on the date that (i) FMC Corporation ceases to beneficially own Common Stock representing at least 20 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors and (ii) no person who is a director or officer of the Corporation is also a director or officer of FMC Corporation. Neither the alteration, amendment, termination, expiration or repeal of this Article V nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

                                   ARTICLE VI

        Section 1. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution of the Board of Directors.

        Section 2. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

        Section 3. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002, Class II shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2003, and Class III shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2004. Members of each class


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shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible.

        Section 4. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, any director or the entire Board of Directors may be removed from office at any time with or without cause, but only by the affirmative vote of the holders of at least 80 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        Section 5. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

                                  ARTICLE VII

            In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation at any regular or special meeting of the Board of Directors or by written consent,


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subject to the power of the stockholders of the Corporation to adopt, amend or repeal any By-Laws. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the affirmative vote of the holders of at least 80 percent of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders to adopt, amend or repeal any provision of the By-Laws.

                                  ARTICLE VIII

            The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the affirmative vote of not less than 80% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, Article V, Article VI, Article VII, Article X and this sentence of this Certificate of Incorporation.







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                                   ARTICLE IX

        Section 1. Elimination of Certain Liability of Directors. A director
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of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

        Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

        Section 2.  Indemnification and Insurance.
                    -----------------------------

        (a) Right to Indemnification. Each person who was or is made a party or
            -------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that,
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except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law
                       --------  -------
of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of
            -------------------------------
this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the


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claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (c) Non-Exclusivity of Rights. The right to indemnification and the
            -------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (d) Insurance. The Corporation may maintain insurance, at its expense,
            ---------
to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                   ARTICLE X

            Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that at such time as FMC Corporation and its affiliates cease to beneficially own 50 percent or more of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

        Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of


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Directors and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of the special meeting shall be transacted at any special meeting.

                                   ARTICLE XI

            The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware until the first date on which FMC Corporation and its affiliates cease to beneficially own 15 percent or more of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote generally in the election of directors, at which time Section 203 of the General Corporation Law of the State of Delaware shall apply to the Corporation.






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            IN WITNESS WHEREOF, FMC Technologies, Inc. has caused this
Amended and Restated Certificate of Incorporation to be executed by Randall
S. Ellis, its Vice President, this 5th day of June, 2001.


                                             /s/ Randall S. Ellis
                                          ------------------------------------
                                          Name:  Randall S. Ellis
                                          Title: Vice President and
                                                 Chief Information Officer